EXHIBIT 99.1

EVO Reports First Quarter 2019 Results

ATLANTA, May 02, 2019 (GLOBE NEWSWIRE) -- EVO Payments, Inc. (NASDAQ: EVOP) (“EVO” or the “Company”) today announced its first quarter 2019 financial results.  For the first quarter ended March 31, 2019, reported revenue was $111.5 million, compared to $128.3 million in the prior year, which reflects the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”), effective January 1, 2019.  Adjusted revenue for the first quarter was $135.4 million, compared to $128.3 million in the prior year, an increase of 10% on a currency neutral basis. On a GAAP basis for the first quarter, net loss was $19.0 million or a loss of $0.20 per basic and diluted share attributable to EVO Payments, Inc.  Adjusted EBITDA increased 7% to $30.6 million for the quarter, compared to $28.6 million in the prior year.  On a currency-neutral basis, adjusted EBITDA grew 13% over the prior year.

“We are pleased with our first quarter performance in both our North American and European segments,” stated James G. Kelly, Chief Executive Officer of EVO.  “In the first quarter, we delivered solid results due to our strong sales performance, bank partnerships, and tech-enabled acquisitions.  We will continue to execute on these strategies to deliver growth in our markets for the remainder of 2019.”

Outlook
“Based on our Q1 performance and outlook for the remainder of the year, we are providing an update to our 2019 guidance,” stated James G. Kelly, Chief Executive Officer of EVO.  “We now expect reported revenue with the impact of ASC 606 to range from $496 million to $505 million.  On an adjusted basis, adding back the impact of ASC 606, we now expect revenue to range from $601 million to $610 million for growth of 6% to 8% over 2018.  We continue to expect FX headwinds for the remainder of 2019 to be approximately 350 basis points.  On a currency neutral basis, we now expect adjusted revenue to grow 10% to 12% compared to 2018 results.

Net loss is expected to be in a range of $19 million to $14 million compared to a net loss of $99 million in 2018.  Adjusted EBITDA is now expected to be in a range of $159 million and $163 million, reflecting growth of 7% to 10% over 2018 adjusted EBITDA or 11% to 14% on a currency-neutral basis.  Adjusted EBITDA margin is now expected to range from 26.5% to 26.7%, reflecting expansion of 40 to 60 basis points over 2018 currency-neutral adjusted EBITDA margin.  Net loss per share attributable to EVO on a GAAP basis is now expected to be 29 cents to 23 cents, compared to a net loss per share attributable to EVO of 70 cents in 2018.  Pro forma adjusted net income per share is now expected to be in the range of 55 cents to 58 cents, reflecting growth of 12% to 18% on a currency neutral basis.  These numbers are calculated based on pro forma share count of 84 million shares which includes all share classes.  We now expect capital expenditures to be in a range from $45 million to $50 million with 60% being comprised of point-of-sale terminals.  Our updated outlook does not consider the pending Eurobic and SF Systems acquisitions.”

Conference call
EVO’s management will host a conference call for investors at 8:00 a.m. Eastern Time on Thursday, May 2, 2019 to discuss the results.  Participants may access the conference call via the investor relations section of the Company’s website at www.evopayments.com, or participants may also dial (877) 356-5729 inside the U.S. and Canada and (629) 228-0718 outside the U.S. and Canada to listen.  The conference ID number is 6991647.  A recording of the call will be archived on the Company's investor relations website following the live call.

Forward-Looking Statements
This release and the accompanying earnings conference call contain statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are often identified by words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our current beliefs, assumptions, estimates and expectations, taking into account the information currently available to us and are not guarantees of future results or performance. Forward-looking statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: (1) our ability to anticipate and respond to changing industry trends and the needs and preferences of our customers and consumers; (2) the impact of substantial and increasingly intense competition; (3) the impact of changes in the competitive landscape, including disintermediation from other participants in the payments chain; (4) the effects of global economic, political and other conditions; (5) our compliance with governmental regulations and other legal obligations, particularly related to privacy, data protection and information security, and consumer protection laws; (6) our ability to protect our systems and data from continually evolving cybersecurity risks or other technological risks; (7) failures in our processing systems, software defects, computer viruses and development delays; (8) degradation of the quality of the products and services we offer, including support services; (9) risks associated with our ability to successfully complete, integrate and realize the expected benefits of acquisitions; (10) continued consolidation in the banking and payment services industries; (11) increased customer, referral partner, or sales partner attrition; (12) the incurrence of chargebacks; (13) failure to maintain or collect reimbursements; (14) fraud by merchants or others; (15) the failure of our third-party vendors to fulfill their obligations; (16) failure to maintain merchant and sales relationships and financial institution alliances; (17) ineffective risk management policies and procedures; (18) our inability to retain smaller-sized merchants and the impact of economic fluctuations on such merchants, (19) damage to our reputation, or the reputation of our partners; (20) seasonality and volatility; (21) our inability to recruit, retain and develop qualified personnel; (22) geopolitical and other risks associated with our operations outside of the United States; (23) any decline in the use of cards as a payment mechanism or other adverse developments with respect to the card industry in general; (24) increases in card network fees; (25) failure to comply with card networks requirements; (26) a requirement to purchase our eService subsidiary in Poland; (27) changes in foreign currency exchange rates; (28) future impairment charges; (29) risks relating to our indebtedness, including our ability to raise additional capital to fund our operations on economized terms or at all and exposure to interest rate risks; (30)  changes to, or the potential phasing out of, LIBOR; (31) restrictions imposed by our credit facilities and outstanding indebtedness; (32) participation in accelerated funding programs; (33) failure to enforce and protect our intellectual property rights; (34) failure to comply with, or changes in, laws, regulations and enforcement activities, including those relating to corruption, anti-money laundering, data privacy and financial institutions; (35) impact of new or revised tax regulations; (36) legal proceedings; (37) our dependence on distributions from EVO, LLC to pay our taxes and expenses, including certain payments to the Continuing LLC Owners and, in the event that any tax benefits are disallowed, our inability to be reimbursed for payments made to the Continuing LLC Owners; (38) our organizational structure, including benefits available to the Continuing LLC Owners that are not available to holders of our Class A common stock to the same extent; (39) the risk that we could be deemed an investment company under the 1940 Act; (40) the significant influence the Continuing LLC Owners continue to have over us, including control over decisions that require the approval of stockholders; (41) certain provisions of Delaware law and antitakeover provisions in our organizational documents could delay or prevent a change of control; (42) the effect of the Jumpstart our Business Startups Act of 2012 which allows us to reduce our SEC disclosure and postpone compliance with certain laws and regulations intended to protect investors; (43) certain provision in our organizational documents, including those that provide Delaware as the exclusive forum for litigation matters and that renounce the doctrine of corporate opportunity; (44) our ability to establish and maintain effective internal control over financial reporting and disclosure controls and procedures; (45) changes in our stock price, including relating to downgrades, analyst reports, and future sales by us or by existing stockholders; and (46) the other risks and uncertainties contained from time to time in our filings with the SEC, including our quarterly reports on Form 10-Q and our annual report on From 10-K. We qualify any forward-looking statements entirely by the cautionary factors listed above, among others. Other risks, uncertainties and factors, not listed above, could also cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP financial measures
EVO Payments, Inc. has supplemented revenue, segment profit, net income/(loss) and earnings per share information determined in accordance with GAAP by providing these and other measures on an adjusted basis in this release to assist with evaluating performance.  The non-GAAP financial measures presented herein should not be considered in isolation of, as a substitute for, or superior to, financial information prepared in accordance with GAAP, and such measures may not be comparable to those reported by other companies.  Management uses these adjusted financial performance measures for financial and operational decision making and as a means to evaluate period-to-period comparisons.  Management also uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation.  The Company believes that these adjusted measures provide useful information to investors about the Company’s ongoing underlying operating performance and enhance the overall understanding of the financial performance of the Company’s core business by presenting the Company’s results without giving effect to equity-based compensation, giving pro forma effect to the Company’s going forward effective tax rate following its Up-C reorganization, costs related to restructuring transactions, acquisition costs and other transitionary costs.  This release also contains information on various financial measures presented on a currency-neutral basis.  The Company believes these currency-neutral measures provide useful information to investors about the Company’s performance without taking into account fluctuations caused by currency exchange rates in the non-U.S. jurisdictions where the Company operates. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure are included in the schedules to this release. The Company also presents adjustments to its reported segment profit in this release. Segment profit is adjusted to exclude the impact of share-based compensation, transition, acquisition-related and integration costs.

Adjusted EBITDA is a non-GAAP measure presented in this release. Adjusted EBITDA does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

Adjusted EBITDA is included in this release because it is a key metric used by the Company’s management and board of directors to assess the Company’s financial performance. The presentation of Adjusted EBITDA is intended to provide additional information to investors about the Company’s results of operations that management utilizes on an ongoing basis to assess the Company’s core operating performance.  Adjusted EBITDA is also frequently used by analysts, investors and other interested parties to evaluate companies in our industry.

Adjusted EBITDA is defined as income before provision for income taxes, net interest expense, and depreciation and amortization, excluding the impact of share-based compensation, transition, acquisition-related and integration costs. The calculation of adjusted EBITDA has limitations as an analytical tool, including: (a) it does not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments; (b) it does not reflect changes in, or cash requirements for, the Company’s working capital needs; (c) it does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on the Company’s indebtedness; (d) it does not reflect the Company’s tax expense or the cash requirements to pay the Company’s taxes; and (e) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements.

About EVO Payments, Inc.
EVO Payments, Inc. (NASDAQ: EVOP) is a leading payment technology and services provider.  EVO offers an array of innovative, reliable, and secure payment solutions to merchants ranging from small and mid-size enterprises to multinational companies and organizations across North America and Europe.  As a fully integrated merchant acquirer and payment processor in over 50 markets and 150 currencies worldwide, EVO provides competitive solutions that promote business growth, increase customer loyalty, and enhance data security in the international markets it serves.

EVO Payments, Inc.
Contact:
Sarah Jane Perry
Investor Relations & Corporate Communications Manager
770-709-7365
investor.relations@evopayments.com

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 1 - Condensed Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2019	2018	% change

Revenue	$111,518	$128,282	(13%)
Operating expenses:
Cost of services and products, exclusive of depreciation and amortization shown separately below	24,083	44,513	(46%)
Selling, general and administrative	66,422	59,613	11%
Depreciation and amortization	22,745	19,887	14%
Impairment of intangible assets	6,632	-	n/a
Total operating expenses	119,882	124,013	(3%)
(Loss) income from operations	(8,364)	4,269	(296%)
Other (expense) income:
Interest income	675	484	39%
Interest expense	(11,652)	(15,310)	(24%)
Income from investment in unconsolidated investees	216	515	(58%)
Other expense, net	1,094	(555)	(297%)
Total other expense	(9,667)	(14,866)	(35%)
Loss before income taxes	(18,031)	(10,597)	70%
Income tax expense	(988)	(4,428)	(78%)
Net loss	(19,019)	(15,025)	27%
Less: Net income attributable to non-controlling interests in consolidated entities	(582)	(768)	(24%)
Net loss attributable to EVO Investco, LLC		$(15,793)
Less: Net loss attributable to non-controlling interests in EVO Investco, LLC	14,311
Net loss attributable to EVO Payments, Inc.	$(5,290)

Earnings per share
Basic	($0.20)
Diluted	($0.20)
Weighted average Class A common stock outstanding
Basic	26,365,552
Diluted	26,365,552

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 2 - Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except share and interest data)

	March 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$221,083	$350,697
Accounts receivable, net	12,094	13,248
Other receivables	57,650	56,518
Due from related parties	1,308	1,871
Inventory	9,515	8,867
Settlement processing assets	630,744	248,330
Other current assets	12,907	11,817
Total current assets	945,301	691,348
Equipment and improvements, net	98,037	103,046
Goodwill	351,806	353,011
Intangible assets, net	276,543	290,139
Investment in unconsolidated investees	1,896	1,753
Due from related parties	797	915
Deferred tax asset	74,972	72,296
Other assets	20,044	21,879
Total assets	$1,769,396	$1,534,387

Liabilities and Shareholders' Deficit
Current liabilities:
Settlement lines of credit	$50,329	$41,819
Current portion of long-term debt	7,723	7,191
Accounts payable	51,177	48,935
Accrued expenses	108,172	112,281
Settlement processing obligations	680,736	428,328
Due to related parties	3,690	4,824
Total current liabilities	901,827	643,378
Long-term debt, net of current portion	677,687	676,865
Due to related parties	385	385
Deferred tax liability	13,378	13,519
Tax receivable agreement obligations, inclusive of related party liability of $39.4 million and $40.7 million at March 31, 2019 and December 31, 2018, respectively.	48,930	47,221
ISO reserves	2,710	2,684
Other long-term liabilities	2,619	2,924
Total liabilities	1,647,536	1,386,976
Commitments and contingencies
Redeemable non-controlling interests	1,163,203	1,010,093
Shareholders' deficit:
Class A common stock (par value $0.0001), Authorized - 200,000,000 shares, Issued and Outstanding - 26,514,112 and 26,025,189 shares at March 31, 2019 and December 31, 2018, respectively.	3	3
Class B common stock (par value $0.0001), Authorized - 40,000,000 shares, Issued and Outstanding - 35,913,538 and 35,913,538 shares at March 31, 2019 and December 31, 2018, respectively.	4	4
Class C common stock (par value $0.0001), Authorized - 4,000,000 shares, Issued and Outstanding - 2,449,055 and 2,461,055 shares at March 31, 2019 and December 31, 2018, respectively.	-	-
Class D common stock (par value $0.0001), Authorized - 32,000,000 shares, Issued and Outstanding - 16,306,954 and 16,785,552 shares at March 31, 2019 and December 31, 2018, respectively.	1	1
Additional paid-in capital	139,425	178,176
Accumulated deficit attributable to Class A common stock	(328,657)	(223,799)
Accumulated other comprehensive loss	(4,040)	(2,993)
Total EVO Payments, Inc. shareholders' deficit	(193,264)	(48,608)
Nonredeemable non-controlling interests	(848,079)	(814,074)
Total deficit	(1,041,343)	(862,682)
Total liabilities and deficit	$1,769,396	$1,534,387

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 3 - Condensed Consolidated Statement of Cash Flows (unaudited)

(in thousands)

	Three months ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(19,019)	$(15,025)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	22,745	19,887
Amortization of deferred financing costs	673	848
Fair value of contingent consideration	1,953	-
Share-based compensation expense	1,845	-
Impairment of intangible assets	6,632	-
Deferred taxes	(544)	1,787
Other	449	342
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	1,187	4,884
Other receivables	(612)	(6,700)
Inventory	(758)	1,874
Other current assets	(1,143)	(1,449)
Other assets	88	665
Related parties	246	(3,983)
Accounts payable	1,616	(16,897)
Accrued expenses	(5,895)	15,420
Settlement processing funds, net	(129,102)	(2,754)
Other	26	58
Net cash used in operating activities	(119,613)	(1,043)
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(3,030)	-
Purchase of equipment and improvements	(6,503)	(8,590)
Acquisition of intangible assets	(1,660)	(2,902)
Issuance of notes receivable	-	(20)
Collections of notes receivable	1,400	13
Net cash used in investing activities	(9,793)	(11,499)
Cash flows from financing activities:
Proceeds from long-term debt	126,597	260,400
Repayments of long-term debt	(117,713)	(210,636)
Deferred financing costs paid	(2)	(150)
Contingent consideration paid	(331)	(141)
Deferred cash consideration paid	-	(5,000)
Consideration paid for additional shares in a consolidated subsidiary	-	(16,916)
Distribution to non-controlling interests holders	(5,480)	(3,564)
Tax withholdings related to net share settlement of share-based payments	(130)	-
Distribution to members	-	(10)
Net cash provided by financing activities	2,941	23,983
Effect of exchange rate changes on cash and cash equivalents	(3,149)	3,486
Net (decrease) increase in cash and cash equivalents	(129,614)	14,927
Cash and cash equivalents, beginning of period	350,697	205,142
Cash and cash equivalents, end of period	$221,083	$220,069

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 4 - Reconciliation of GAAP to Non-GAAP measures

	Three months ended March 31,
	2019	2018	% change

Revenue	$111,518	$128,282	(13%)
Network fees[1]	23,904	-	n/a
Adjusted revenue	135,422	128,282	6%
Currency impact[2]	-	(5,602)	n/a
Currency-neutral adjusted revenue	135,422	122,679	10%

Net loss	(19,019)	(15,025)	27%
Less: Net income attributable to non-controlling interests in consolidated entities	(582)	(768)	(24%)
Income tax expense	988	4,428	(78%)
Interest expense, net	10,977	14,826	(26%)
Depreciation and amortization	22,745	19,887	14%
Share-based compensation[3]	1,845	-	n/a
Transition, acquisition and integration costs[4]	13,676	5,286	159%
Adjusted EBITDA	30,630	28,633	7%
Currency impact[2]	-	(1,415)	n/a
Currency-neutral adjusted EBITDA	$30,630	$27,219	13%

[1] Effective January 1, 2019, EVO adopted Accounting Standards Topic 606, Revenue from Contracts with Customers, where certain amounts that we pay to third parties, including payment network fees are now netted against revenue. The adjustment reflected here is for comparability to prior year as these expenses were reflected in operating expenses in 2018. There is no net effect on net loss or adjusted EBITDA.
[2] Represents the impact of currency shifts by adjusting prior year results to current period average fx rates for the currencies in which EVO conducts operations.
[3] For the three months ended March 31, 2019, represents $1.8 million of share-based compensation costs.
[4] For the three months ended March 31, 2019, earnings adjustments include $1.4 million of employee termination benefits, $5.1 million impairment of intangible assets, net of non-controlling interest, and $7.2 million of acquisition and integration costs.
For the three months ended March 31, 2018, earnings adjustments include $4.0 million of a strategic advisory fee paid to an investment bank and $1.3 million of transaction and acquisition related costs.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 5 - Segment Information (unaudited)

(dollar amount in thousands, transactions in millions)

	Three months ended March 31,
	2019	Adjustments[1]	2019 Adjusted	2018	Adjustments[2]	Fx impact[3]	2018 Adjusted	% change
Transactions
North America	234.2			221.5				6%
Europe	558.0			476.5				17%
Total	792.2			698.0				13%

Segment revenue
North America	$69,965	$8,687	$78,652	$73,376	$-	$(637)	$72,739	8%
Europe	41,553	15,217	56,770	54,906	-	(4,965)	49,941	14%
Total	111,518	23,904	135,422	128,282	-	(5,602)	122,679	10%

Segment profit
North America	14,880	7,817	22,697	20,878	130	(278)	20,730	9%
Europe	9,693	4,321	14,014	12,104	-	(1,137)	10,967	28%
Corporate	(7,619)	1,538	(6,081)	(9,634)	5,156	-	(4,478)	36%
Total	$16,954	$13,676	$30,630	$23,348	$5,286	$(1,415)	$27,219	13%

Segment profit margin - North America	21.3%		28.9%	28.5%			28.5%
Segment profit margin - Europe	23.3%		24.7%	22.0%			22.0%
Segment profit margin - Total	15.2%		22.6%	18.2%			22.2%

[1] For the three months ended March 31, 2019, third party payment network fees and other include $8.7 million for the North America segment and $15.2 million for the Europe segment. Effective January 1, 2019, EVO adopted ASC Topic 606 where these fees are now netted against revenue.
The adjustment reflected here is for comparability to prior year as these expenses were reflected in operating expenses previously and had no net effect on segment profit.
The North America segment profit adjustments include $1.4 million for employee termination benefits, a $2.1 million impairment of intangible assets, and $4.3 million of acquisition and integration costs.
The Europe segment profit adjustments include $3.0 million of impairment of intangible assets, net of a non-controlling interest impact, and $1.3 million of acquisition and integration costs.
Corporate adjustments include $1.5 million of acquisition and integration related costs.
[2] For the three months ended March 31, 2018, North America segment profit adjustment includes $0.1 million of acquisition related charges.
Corporate includes a $4.0 million strategic advisory fee paid to an investment bank, and $1.2 million of transaction and acquisition related costs.
[3] Represents the impact of currency shifts by adjusting prior year results to current period average fx rates for the currencies in which EVO conducts operations.
Segment profit excludes share-based compensation and therefore is not included in the Adjustments totals.
Segment profit margin is defined as segment profit divided by segment revenue.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 6 - Pro Forma Adjusted Net Income (unaudited)

(in thousands, except share and per share data)

	Three months ended March 31,
	2019	2018	% change

Net loss	$(19,019)	$(15,025)	27%
Net income attributable to non-controlling interests in consolidated entities	(582)	(768)	(24%)
Non-GAAP adjustments:
Income tax expense	988	4,428	(78%)
Share-based compensation[1]	1,845	-	n/a
Transition, acquisition and integration costs[2]	13,676	5,286	159%
Acquisition intangible amortization[3]	11,485	10,496	9%
Non-GAAP adjusted income before taxes	8,393	4,417	90%
Income taxes at pro forma tax rate[4]	(1,939)	(1,030)	88%
Pro forma adjusted net income	$6,454	$3,386	91%

Pro forma adjusted net income per share[5]	$0.08	n/a

[1] For the three months ended March 31, 2019, represents $1.8 million of share-based compensation costs.
[2] For the three months ended March 31, 2019, earnings adjustments include $1.4 million of employee termination benefits, $5.1 million impairment of intangible assets, net of an non-controlling interest impact, and $7.2 million of acquisition and integration costs.
For the three months ended March 31, 2018, earnings adjustments include $4.0 million of a strategic advisory fee paid to an investment bank and $1.3 million of transaction and acquisition related costs.
[3] Represents amortization of intangible assets acquired through business combinations and other merchant portfolio and related asset acquisitions.
[4] Pro forma corporate income tax expense calculated using 23.1% and 23.3% for 2019 and 2018, respectively, based on blended federal and state tax rates and utilizing the Tax Reform Act for 2018 federal rates.
[5] Uses adjusted shares outstanding including an additional 56.9 million Class B, C, D shares, unvested restricted units, and unvested options that are excluded from the GAAP diluted share count.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 7 - Outlook summary (unaudited)

(in millions, except per share data)

			Reported	Constant fx
	2019 Outlook	2018 Actual	% Change	% Change

Revenue	$496 to $505		NM	NM
Network fees[1]	105
Adjusted revenue	$601 to $610	$565	6% - 8%	10% - 12%

GAAP net loss	($19) to ($14)	($99)
Adjustments[2]	178 to 177	247
Adjusted EBITDA	$159 to $163	$148	7% - 10%	11% - 14%

GAAP net loss per share attributable to EVO	($0.29) to ($0.23)	($0.70)
Adjustments[3]	0.84 to 0.81	1.21
Pro forma adjusted net income per share[4]	$0.55 to $0.58	$0.52	6% - 11%	12% - 18%

[1] Effective January 1, 2019, EVO adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers. The new accounting standard changed the presentation of certain amounts that we pay to third parties, including payment networks. This change in presentation affected our reported GAAP revenues and operating expenses by the same amount. For 2018, payment network fees were presented within operating expenses and in 2019 payment network fees are presented as a reduction of revenues. As a result, adjusted revenue for 2019 is presented on a basis that is comparable to the prior year.
[2] 2019 represents an estimated range of adjustments to reconcile net loss to adjusted EBITDA. These adjustments include a) net loss attributable to non-controlling interests in consolidating entities, b) income tax expense, c) net interest expense, d) depreciation and amortization, e) share-based compensation, and f) costs related to transition, acquisition or integration activities.
[3] 2019 represents an estimated range of adjustments to reconcile net loss to pro forma adjusted net income per share. These adjustments include a) income tax expense, b) share-based compensation costs, c) costs related to transition, acquisition or integration activities, d) the inclusion of amortization of intangible assets acquired in business combinations and other customer portfolio and related asset acquisitions and e) adjustments to income to reflect an effective pro forma corporate tax rate of 23.1%.
2018 includes adjustments as described in Schedule 6 which reconcile net loss to pro forma adjusted net income per share.
GAAP net loss per share uses Class A share counts and pro forma adjusted net income per share uses adjusted share counts of 84 million shares inclusive of Class B, C, D, unvested restricted units, and unvested options.
[4] 2019 pro forma adjusted net income per share is impacted by $0.18 of additional depreciation expense associated with acquisitions, strong international growth including the Poland cashless initiative, and periodic terminal compliance upgrade requirements, offset by a net $0.04 related to lower interest expense associated with the partial year impact of the IPO-related debt payoff, and higher interest expense associated with the partial year impact of 2018 interest rate increases.